                                                                    EXHIBIT 11.1

Computation of per share earnings
---------------------------------

Net Loss per Common Share
-------------------------

         There are no dilutive potential common stock equivalents for 2000 and 1999 and are thus not considered.

         The reconciliations of the numerators and denominators of the basic EPS computations are as follows:


                                                                           2000
                                                 ----------------------------------------------------
                                                                         Number
                                                                           of
                                                     Loss               Shares             Loss Per
                                                   (numerator)       (denominator)            Share
                                                 --------------      --------------     --------------
         Loss to Common Shareholders             $   (3,739,786)         13,065,584     $        (0.29)
                                                 ==============      ==============     ==============

                                                                           1999
                                                 ----------------------------------------------------
                                                                         Number
                                                                           of
                                                     Loss               Shares             Loss Per
                                                   (numerator)       (denominator)            Share
                                                 --------------      --------------     --------------
         Loss to Common Shareholders                   $306,752           2,972,400     $        (0.10)
                                                 ==============      ==============     ==============